EXHIBIT 21
SUBSIDIARIES OF REGISTRANT

                                                                                Name Under Which Subsidiary
                   Name                         State of Incorporation               Is Doing Business
---------------------------------------------- ---------------------------- -------------------------------------------

Brownsville Shopping Center, Inc.              Texas                        Brownsville Shopping Center, Inc.
Condev Mission, Inc.                           Arkansas                     Condev Mission, Inc.
Condev Nevada, Inc.                            Nevada                       Dillard's
Dillard Store Services, Inc.                   Arizona                      Dillard's
Construction Developers, Inc.                  Arkansas                     Construction Developers, Inc.
Dillard's, Inc.                                Delaware                     Dillard's
Dillard International, Inc.                    Nevada                       Dillard International, Inc.
Dillard Investment Co., Inc.                   Delaware                     Dillard Investment Co., Inc.
Dillard National Bank                          National Banking Ass.        Dillard National Bank
Dillard Ticket Systems, Inc.                   Arizona                      Dillard Ticket Systems, Inc.
Dillard Dollars, Inc.                          Arkansas                     Dillard Dollars, Inc.
Dillard USA, Inc.                              Nevada                       Dillard's
Dillard's Nevada, Inc.                         Nevada                       Dillard's Nevada, Inc.
Dillard's Utah, Inc.                           Utah                         Dillard's Utah, Inc.
Dillard's Wyoming, Inc.                        Wyoming                      Dillard's
The Higbee Company                             Delaware                     Dillard's
J. B. Ivey & Company                           North Carolina               Dillard's
Pulaski Realty Company                         Arkansas                     Pulaski Realty Company
Mercantile Stores Co., Inc.                    Delaware                     Dillard's
J. Bacon & Sons                                Kentucky                     Bacon's
The Castner-Knott Dry Goods Co.                Tennessee                    Dillard's
C. J. Gayfer & Company, Inc.                   Delaware                     Dillard's
Gayfer Montgomery Fair Co.                     Delaware                     Dillard's
Hennessy Company                               Montana                      Dillard's
Mercantile Kansas City, Inc.                   Delaware                     Dillard's
Ishawn Beauty School, Inc.                     Missouri                     Dillard's
The Joslin Dry Goods Company                   Colorado                     Dillard's
The Lion Dry Goods Company                     Ohio                         Lion
The McAlpin Company                            Kentucky                     McAlpin
Dillard Credit Corp.                           Louisiana                    Dillard Credit Corp.
Mercantile International, Inc.                 Delaware                     Mercantile International, Inc.
Mercantile Logistics Company, Inc.             Ohio                         Mercantile Logistics Company, Inc.
Mercantile Properties, Inc.                    Delaware                     Mercantile Properties, Inc.
Mercantile Real Estate Company, Inc.           Delaware                     Mercantile Real Estate Company, Inc.
Mersco Development Company, Inc.               Delaware                     Mersco Development Company, Inc.
Mersco Factors, Inc.                           Delaware                     Mersco Factors, Inc.
Mersco Finance Corporation                     Delaware                     Mersco Finance Corporation
Mersco Realty Co., Inc.                        Ohio                         Mersco Realty Co., Inc.
J. B. White & Company                          South Carolina               Dillard's